UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12.

SHILOH INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shiloh Industries, Inc.
880 Steel Drive
Valley City, Ohio 44280
Telephone: (330) 558-2600

February 6, 2015

Dear Shiloh Stockholder:

On behalf of the board of directors, you are cordially invited to attend the 2015 Annual Meeting of Stockholders of Shiloh Industries, Inc. (the "Company"), which will be held on Wednesday, March 18, 2015, at 10:00 a.m., at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280.

We are delivering our proxy statement and annual report this year under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We will mail to our stockholders, on or about February 6, 2015, a notice containing instructions on how to access our proxy materials. The notice will also include instructions on how you can receive a paper copy of the proxy materials.

This year, the Board of Directors is recommending that you elect three Directors who are described in the proxy statement.

You may vote your shares electronically via the Internet or, if you request a paper copy of the proxy materials, by completing, dating, signing and returning the proxy card provided. The 2015 Proxy Statement and the 2014 Annual Report are available at http://www.edocumentview.com/SHLO. Casting your vote electronically as soon as possible, or if you request paper materials, returning your proxy card as soon as possible, will assure your representation at the meeting, whether or not you plan to attend. If you are a registered holder and attend the annual meeting, you may revoke your proxy should you wish to vote in person. Simply attending the meeting will not revoke your proxy.

Sincerely,

/s/ Ramzi Y. Hermiz
Ramzi Y. Hermiz
President and Chief Executive Officer

Shiloh Industries, Inc.
880 Steel Drive
Valley City, Ohio 44280

________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 18, 2015
________________________________________________________________

The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, March 18, 2015, at 10:00 a.m. (the "Annual Meeting"), at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio 44280, for the purpose of:

1.	the election of three Class I directors to serve a term of three years and until their successors have been duly elected and qualified; and

2.	transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 20, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ David J. Hessler
David J. Hessler
Secretary

February 6, 2015

This Proxy Statement is first being made available to stockholders electronically via the Internet on or about February 6, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 18, 2015:

This Proxy Statement and the Company’s 2014 Annual Report are also available at http://www.edocumentview.com/SHLO.

SHILOH INDUSTRIES, INC.
880 Steel Drive
Valley City, Ohio 44280

________________________________________________________________

PROXY STATEMENT

________________________________________________________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 18, 2015

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 18, 2015 at 10:00 a.m., at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 (the "Annual Meeting"). This proxy statement and the accompanying proxy card and annual report to stockholders for the fiscal year ended October 31, 2014 are first being made available to stockholders on or about February 6, 2015.

Notice of Electronic Availability of Proxy Statement and Annual Report

As required by the rules of the United States Securities and Exchange Commission (the "SEC"), the Company is making its proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting and annual report to stockholders, available to its stockholders electronically via the Internet. We will mail to our stockholders on or about February 6, 2015 a notice (the "Notice") containing instructions on how to access and review our proxy materials. The Notice also contains instructions as to how to submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Record Date and Voting

Stockholders of record of the Company at the close of business on January 20, 2015 will be entitled to vote at the Annual Meeting. On that date, 17,220,284 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock")were outstanding and entitled to vote. Each share of common stock is entitled to one vote. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280 for a period of ten days prior to the meeting. At the Annual Meeting, inspectors of election will determine the presence of a quorum and will tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Broker non-votes, if any, will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. A broker non-vote occurs if your shares are held in "street name" by a broker or nominee and the broker or nominee reports your shares as non-votes because you did not provide your broker or nominee with voting instructions for your shares.

Purposes of the Annual Meeting

The Annual Meeting is being held for the following purposes:

•	to elect three (3) directors, each for a term of three (3) years; and

•	to conduct such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, will have no impact in the election of Directors. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxy will be voted for the nominees for Director named in this proxy statement, and in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

A representative of Grant Thornton LLP ("Grant Thornton"), the Company’s independent registered public accounting firm for fiscal 2014 and 2015, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions from stockholders.

Voting via the Internet or by Mail

Registered Holders

If you are a "registered holder" (meaning your shares are registered in your name with our transfer agent, Computershare), then you may vote either in person at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet or, if you request a paper copy of our proxy materials, by mail and your shares will be voted at the Annual Meeting in the manner you direct.

The Notice provides information on how to access your proxy card, vote via the Internet or receive a paper proxy card to vote by mail. Internet voting facilities for stockholders of record will close at 1:00 a.m. on Wednesday, March 18, 2015.

For those stockholders who request and receive a paper proxy card, instructions for voting via the Internet are set forth on the proxy card or such stockholders can complete, sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in "street name" (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the Annual Meeting. Alternatively, you may provide instructions to the nominee that holds your shares to vote by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the nominee provides to you.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in "street name," you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described above.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview or telephone. Such Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class I consists of Jean A. Brunol, Michael S. Hanley, and David J. Hessler, and their current term of office will expire at this Annual Meeting. Class II consists of Cloyd J. Abruzzo, George G. Goodrich, and Dieter Kaesgen, and their current term of office will expire at the 2016 Annual Meeting. Class III consists of Curtis E. Moll, Ramzi Y. Hermiz, and Robert J. King, and their current term of office will expire at the 2017 Annual Meeting. At each Annual Stockholders’ Meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office.

The Board of Directors recommends that its three nominees for Director be elected at the Annual Meeting. The nominees are Jean A. Brunol, Michael S. Hanley, and David J. Hessler. If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. Information regarding the nominees for Director and the continuing Directors of the Company is set forth below:

Name	Age	Position(s)
Curtis E. Moll (1)(5)	75	Chairman of the Board and Director
Cloyd J. Abruzzo (2)(3)(4)	64	Director
Jean A. Brunol (2)(3)(6)	62	Director
George G. Goodrich (1)(2)(3)	74	Director
Michael S. Hanley (2)(3)(6)	59	Director
Ramzi Y. Hermiz (1)(6)	49	Director
David J. Hessler (4)	71	Secretary and Director
Dieter Kaesgen (4)(5)(6)	78	Director
Robert J. King, Jr. (1)(4)(5)	59	Director
____________

(1)	Member of the Executive and Governance Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Finance and Pension Administration Committee.

(5)	Member of the Nominating and Corporate Governance Committee.

(6)	Member of the Strategic Planning and Technology Committee.

Director Nominees

JEAN A. BRUNOL currently serves as Director of Ashok Leyland Limited, the second largest commercial vehicle manufacturer in India. Mr. Brunol served as Senior Vice President and Strategy Board Member of Federal-Mogul Corporation from 2005 until 2012. Prior to 2005, Mr. Brunol served at Iveco, the commercial vehicle manufacturer of the Fiat Group, as Senior Vice President Product and Business Strategy, International Operations. Prior to this position, Mr. Brunol served as Chief Executive Officer of SAFT, the leading worldwide high technology battery company. Mr. Brunol was appointed in April 2013 as a Board Member of Houghton International and Chairman of its Compensation Committee. In May 2013, Mr. Brunol was nominated President of the French Society of Automotive Engineers.

In addition to his professional experience described above, the Board of Directors believes that Mr. Brunol's qualifications to serve as a director include his in-depth industry knowledge, business acumen and international experience. Mr. Brunol has held a variety of senior management positions in the automotive supply and manufacturing industries and serves as a member of the Boards of two other publicly traded companies.

MICHAEL S. HANLEY was elected as a member of the Board on August 21, 2014 by the Board of Directors to fill the vacancy created by the resignation of John J. Tanis. Mr. Hanley recently retired from Ernst and Young LLP ("EY") where he served as the Global Automotive Leader from 2003 to 2014. In this role, Mr. Hanley was responsible for developing the firm’s automotive industry strategy and initiatives worldwide. During his 37 year career at EY, Mr. Hanley provided assurance and advisory services to many global automotive clients, including vehicle manufacturers, component suppliers and aftermarket manufacturers. He most recently served as the Global Client Service Partner or Senior Advisory Partner for three component suppliers and two vehicle manufacturers.

In addition to his professional experience described above, the Board of Directors believes that Mr. Hanley's qualifications to serve as a director include his experience as a speaker on the state of the automotive industry. Mr. Hanley has led conferences and executive discussions covering global and regional automotive megatrends, urban mobility, and business in developing markets. He is a Certified Public Accountant in Ohio and Michigan and is a member of the American Institute of Certified Public Accountants (AICPA).

DAVID J. HESSLER has served as the Secretary and a Director of the Company since it was formed in April 1993. Mr. Hessler is Senior Partner, in the law firm of Wegman, Hessler & Vanderburg, and has worked at the firm or its predecessors since 1968, and served as the Secretary of MTD Products Inc (an Ohio Corporation formerly known as MTD Products Inc) from 1977 until March 2003 and from February 2004 through the present day. Mr. Hessler served as a director of such entity from January 2003 through January 2006. Mr. Hessler also served as a director of MTD Products Inc (a Delaware Corporation) from January 2003 through January 2006. MTD Holdings beneficially owns approximately 49.9% of the Company’s Common Stock as of December 31, 2014.

Mr. Hessler has counseled clients in governance and business matters in his role at the law firm. Mr. Hessler has served the Company as a legal adviser since the Company’s formation. In addition to his legal and management experience described above, the Board of Directors believes that Mr. Hessler's qualifications to serve as a Director include his thoughtful analysis, sound judgment and insight about best practices. In addition, his extensive professional experiences strengthen the Board’s collective qualifications, skills and experience.

Continuing Directors

CURTIS E. MOLL has served as a Director of the Company since it was formed in April 1993 and became Chairman of the Board in April 1999. From 1980 through January 2010, Mr. Moll served as the Chairman of the Board and Chief Executive Officer of MTD Products Inc ("MTD Products"). Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings Inc. ("MTD Holdings"). MTD Holdings beneficially owns approximately 49.9% of the Company’s Common Stock as of December 31, 2014. Mr. Moll also serves as a director of MTD Products. Mr. Moll formerly served as a director of AGCO Corporation, a manufacturer of agricultural machinery, and The Sherwin-Williams Company, a manufacturer of paint products.

Mr. Moll has been active in the affairs of the Company since the Company was formed. In addition to his experience and business background described above, the Board of Directors believes that Mr. Moll should serve as a Director because he has extensive experience in the manufacturing, distribution and automotive industries, which provides a historical as well as an internal perspective of the Company’s business to the Board. Additionally, Mr. Moll has leadership and management experience and has served as a member of the board of two other publicly traded companies.

CLOYD J. ABRUZZO has served as a Director of the Company since March 2004. Mr. Abruzzo retired in December 2003 from Stoneridge, Inc., a global designer and manufacturer of specialty electrical components and systems for the automotive and commercial vehicle markets. From May 1993 until his retirement, Mr. Abruzzo was a Director and President and Chief Executive Officer of Stoneridge. Mr. Abruzzo joined Stoneridge in 1980 and held several positions prior to becoming President and Chief Executive Officer in May 1993.

In addition to his professional experience described above, the Board of Directors believes that Mr. Abruzzo's qualifications to serve as a Director include his in-depth industry knowledge, business acumen and leadership, which strengthens the Board’s collective qualifications, skills, and experience. He is a Certified Public Accountant in Ohio and is a member of the American Institute of Certified Public Accountants (AICPA).

GEORGE G. GOODRICH has served as a Director of the Company since March 2004. Mr. Goodrich has been the Executive in Residence at the Boler School of Business at John Carroll University since January 2003 and had served on its Board of Directors from 1994 until June 2005. Mr. Goodrich retired from Arthur Andersen & Co., a public accounting firm, in August 2001 after spending 37 years with the firm. At the time of his retirement, Mr. Goodrich was a partner of the firm and was Director of Global Tax and Assistant Treasurer for Andersen Worldwide, the parent organization of Arthur Andersen & Co. From 1990 to 1996, Mr. Goodrich also was the Managing Partner of the Cleveland office of Arthur Andersen & Co.

In addition, Mr. Goodrich qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting. In addition to his professional and accounting experience described above, the Board of Directors believes that Mr. Goodrich's qualifications to serve as a Director include his extensive business experience, which strengthens the Board’s collective qualifications, skills and experience.

RAMZI Y. HERMIZ was appointed as President and Chief Executive Officer effective September 2012. Mr. Hermiz has extensive senior management experience in the automotive parts industry. Prior to joining the Company, Mr. Hermiz served since 2009 as Senior Vice President, Vehicle Safety and Protection of Federal-Mogul Corporation ("Federal-Mogul"), a publicly held company that designs, engineers, manufactures and distributes technologies to improve fuel economy, reduce emissions and enhance vehicle safety. He was also a member of Federal-Mogul’s strategy board since 2005 and a corporate officer since 2001. He served as Senior Vice President, Aftermarket Products and Services from 2007 to 2009 and Senior Vice President of Sealing Systems from 2005 to 2007.

The Board of Directors believes Mr. Hermiz's qualifications to serve as a member include his extensive leadership experience in the automotive supply industry, which includes overseeing all phases of operations. Mr. Hermiz has held a variety of senior management positions and his leadership, financial and operational experience strengthen the Board's collective qualifications, skills and experience.

DIETER KAESGEN became a Director of the Company in May 2002. Mr. Kaesgen previously served as a Director of the Company from December 1995 until December 1999. Currently, Mr. Kaesgen is Director and President of MTD Holdings. From January 2005 until February 2009, Mr. Kaesgen served as Special Assistant to the Chairman of the Board of MTD Products, an outdoor power equipment manufacturer and a wholly owned subsidiary of MTD Holdings. Mr. Kaesgen has been a director of MTD Products since 1983. From January 2001 until January 2005, Mr. Kaesgen served as President and Chief Operating Officer of MTD Products. From October 1996 until January 2001, Mr. Kaesgen served as President of the Consumer Products Group of MTD Products. Mr. Kaesgen served as Executive Vice President and Chief Operating Officer of MTD Products from August 1988 to October 1996. Mr. Kaesgen has been employed with MTD Products since 1962 in various operational capacities.

Mr. Kaesgen has been active in the affairs of the Company for many years. In addition to his experience and business background described above, the Board of Directors believes that Mr. Kaesgen's qualifications to serve as a Director include his historical internal knowledge of the Company, which provides an important perspective of the Company’s business to the Board and strengthens the Board’s collective qualifications, skills, and experience.

ROBERT J. KING, JR. has served as a Director of the Company since February 2005. In September 2009, Mr. King was appointed President and Chief Executive Officer of Park View Capital Corp. and Park View Federal Savings Bank and served in that capacity until its sale to FNB Corp. in October 2013. Following the sale, Mr. King served as a Senior Advisor to FNB Corp. From October 2006 to September 2009, Mr. King was Senior Managing Director of FSI Group, Inc., a manager of private equity funds. From January 2006 to October 2006, Mr. King served as managing director of Western Reserve Partners LLC, an investment banking firm. Mr. King retired in January 2005 from Fifth Third Bancorp, a diversified financial services company. From August 1997 until his retirement, Mr. King was President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio). Mr. King also served as Regional President of Fifth Third Bank from June 2002 until his retirement. From 1990 through July 1997, Mr. King served as President and Chief Executive Officer of Fifth Third Bank (Northwestern Ohio). Mr. King joined Fifth Third Bank in 1975 and held a variety of positions prior to becoming President and Chief Executive Officer (Northwestern Ohio) in 1990. Mr. King is a director of MTD Holdings, MTD Products, and The Andersons, Inc.

The Board of Directors believes Mr. King's qualifications to serve as a Director include his extensive experience implementing acquisition strategies, financial transactions and capitalization initiatives throughout his career. His industry and leadership experience from both an operational and financial perspective strengthen the Board’s collective qualifications, skills and experience.

THE BOARD OF DIRECTORS

Structure

Currently, Mr. Hermiz serves as President and Chief Executive Officer ("CEO") and Mr. Moll serves as Chairman of the Board. The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board because the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. At this time, the Board has determined that having a separate director, who is not also serving as the Company’s CEO, serve as Chairman is in the best interest of the Company’s shareholders. This structure ensures a greater role for the outside directors in the oversight of the Company and active participation of all the directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Company’s President and CEO to focus on the strategic direction and management of the Company’s day-to-day operations.

The Board of Directors held six meetings in fiscal 2014. All of the Directors attended at least seventy-five percent of the total meetings held by the Board of Directors and by all committees on which they served in fiscal 2014. Although the Company does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. All members of the Board of Directors at that time attended the 2014 Annual Meeting of Stockholders.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors oversees the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee regularly reviews enterprise-wide risk management, which includes treasury risks (i.e., commodity pricing, foreign exchange rates, credit and debt exposures), financial and accounting risks, legal and compliance risks, and other risk management functions. The Compensation Committee considers risks related to the attraction and retention of talent and related to the design of compensation programs and arrangements. The Compensation Committee and management believe that the Company maintains appropriate compensation policies and practices so as not to have a material adverse effect on the Company or encourage excessive risk taking. The full Board considers strategic risks and opportunities and regularly receives reports from management on risk and from the committees regarding risk oversight in their areas of responsibility.

Director Independence

The Company defines an "independent" director in accordance with the Nasdaq Listing Rule 5605(a)(2). To be considered "independent," a director must be determined by the Board of Directors to have no relevant material relationship with the Company, other than as a director of the Company. As the concern is independence from management, the Board of Directors does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. The Board of Directors has made an affirmative determination that each of Messrs. Abruzzo, Brunol, Goodrich, Hanley and King are independent under Nasdaq’s corporate governance rules. The independent Directors meet regularly in executive session.

Committees of the Board

The Board of Directors has six standing committees: the Executive and Governance Committee, the Audit Committee, the Compensation Committee, the Finance and Pension Administration Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Technology Committee.

Executive and Governance Committee

The Executive and Governance Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors’ meetings. The Executive and Governance Committee did not meet separately in fiscal 2014. The current members of the Executive and Governance Committee are Messrs. Goodrich, Hermiz, King and Moll.

Audit Committee

The Board of Directors has adopted an Audit Committee charter that complies with the Nasdaq Listing Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market. The charter of the Audit Committee is available on the Company’s website (http://shiloh.com/investor-relations/). Pursuant to its charter, the Audit Committee has the responsibilities and authority set forth in Rule 5605(c)(1) of the Marketplace Rules of the Nasdaq Stock Market. Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the

Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related-party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

Messrs. Abruzzo, Brunol, and Goodrich served on the Audit Committee during all of fiscal 2014. Messr. Tanis served on the committee up until his retirement. On August 21, 2014, Mr. Hanley joined this committee, filling the vacancy. The Board of Directors has determined that it has at least one "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K, serving on the Audit Committee: George G. Goodrich. The Board of Directors has affirmatively determined that Messrs. Abruzzo, Brunol, Goodrich and Hanley meet the audit committee independence requirements as defined in Nasdaq Rule 5605(a)(2) and 5605(c)(2). The Audit Committee held five meetings in fiscal 2014.

Compensation Committee

As specified in more detail in its charter, the Committee’s primary duties and responsibilities include oversight of the Company’s executive compensation policies and practices, discharge of the responsibilities of the Board relating to executive compensation by reviewing and approving the compensation of the Company’s Chief Executive Officer and the Company’s other executive officers, and administration of incentive and equity-based compensation programs. Messrs. Abruzzo, Brunol, Goodrich, and Tanis served on the committee up until his retirement. On August 21, 2014, Mr. Hanley joined this committee, filling the vacancy. No officer or employee of the Company served on the Compensation Committee. Additionally, no Compensation Committee interlocks (within the meaning of Item 407(e)(4) of Regulation S-K) existed during the Company’s 2014 fiscal year.

The Board of Directors has affirmatively determined that Messrs. Abruzzo, Brunol, Goodrich and Hanley meet the compensation committee independence requirements as defined in Nasdaq Rule 5605(a)(2) and 5605(d)(2). The Compensation Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website (www.shiloh.com/investor-relations). The Compensation Committee held two meetings in fiscal 2014.

Finance and Pension Administration Committee

The Finance and Pension Administration Committee reviews matters relating to various finance issues facing the Company as well as matters related to the Company’s pension plans. The current members of the Finance and Pension Administration Committee are Messrs. Abruzzo, Hessler, Kaesgen, and King. The Finance and Pension Administration Committee held one meeting during fiscal 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, (i) reviewing the qualifications of, and recommending to our Board, proposed nominees for election to our Board, consistent with criteria approved by our Board, (ii) selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders and (iii) advising our Board on corporate governance matters applicable to the Company. The Committee is also responsible for establishing procedures for the consideration of Board candidates recommended by stockholders, including potential nominees for election. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website (www.shiloh.com/investor-relations). One meeting was formally held with additional informal discussions to vote and elect Mr. Hanley to the Board to fill the vacany of Mr. Tanis.

Messrs. Moll, Kaesgen, and King served on the Nominating and Corporate Governance Committee during fiscal 2014.

The Board of Directors periodically reviews the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole. As part of this assessment the Board considers each director's qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. The Board of Directors does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the many factors that the Board of Directors considers when identifying candidates. In addition to the foregoing considerations, the Board of Directors will consider nominees suggested by directors and management. Mr. Hanley was recommended for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director by Mr. Hermiz. Ultimately, the Board of Directors will consider prospective nominees the Board believes will be effective, in collaboration with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s stockholders.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and the small turnover of its members historically, the Board addresses the need to retain members and fill vacancies after discussion among current members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have a formal policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under "Communication with the Board of Directors." The Board of Directors does not have any specific qualifications that have to be met by Director candidates and does not have a formal process for identifying and evaluating Director candidates.

Strategic Planning and Technology Committee

The Strategic Planning and Technology Committee is responsible for, among other things, (i) reviewing the Company's strategic initiatives, (ii) conducting reviews of industry trends and assessment of the effects on the Company's businesses, (iii) conducting assessments of the Company's products, services and offerings and the viability of such portfolio in meeting the needs of the markets served, (iv) providing recommendations to the Board to establish a new and/or alter the current strategic direction of the Company and (v) assisting the Board in their oversight of the Company's management of risks regarding product technology. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website (www.shiloh.com/investor-relations). The Strategic Planning and Technology Committee was approved at the May Board of Directors' meeting, and as such, the committee did not meet during fiscal 2014.

Messrs. Brunol, Hanely, Hermiz, and Kaesgen served on the Strategic Planning and Technology Committee during fiscal 2014.

 Director Compensation

In fiscal 2014, all Directors, other than Directors who are employees of the Company, received a retainer of $12,500 plus $250 per quarter for regular committee members. For Directors who served as Chairman of a committee, the fees received per quarter were either $1,500 or $500 depending upon the committee. Finally, each Director is reimbursed for any reasonable travel expenses incurred attending such meetings. All director compensation is paid in cash.

Director Compensation for Fiscal Year 2014

Name	Fees Earned or Paid in Cash	Total
Curtis E. Moll	$56,500	$56,500
Cloyd J. Abruzzo	$54,000	$54,000
Jean A. Brunol (1)	$64,850	$64,850
George G. Goodrich	$57,000	$57,000
Michael S. Hanley	$13,250	$13,250
David J. Hessler	$51,000	$51,000
Dieter Kaesgen	$51,500	$51,500
Robert J. King, Jr.	$51,750	$51,750
John J. Tanis (2)	$40,500	$40,500

(1) Amount includes $12,600 for carrying out additional duties as a committee member as requested by and on behalf of the committees on which he served.

(2) Resigned from the Board of Directors effective August 21, 2014.

Communication with the Board of Directors

The Board of Directors of the Company believes that it is important for stockholders to have a process to communicate with the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular Director may do so by sending a letter to the Secretary of the Company at 880 Steel Drive, Valley City, Ohio 44280. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

Code of Conduct

The Board of Directors has adopted a Code of Conduct which applies to all of the Company’s employees, officers and directors. Among other things, the Code of Conduct: provides guidance for maintaining ethical behavior; requires that employees, officers and directors comply with applicable laws and regulations; provides guidance for keeping complete and accurate records; regulates conflicts of interest; addresses the Company's policies with respect to gifts and political contributions; and provides mechanisms for reporting violations of the Company's policies and procedures, including Code of Conduct. The full text of the Code of Conduct is available on the Company's website (www.shiloh.com/investor-relations).

Audit Committee Matters

The Audit Committee has reviewed and discussed with the Company’s management and Grant Thornton LLP ("Grant Thornton"), the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended October 31, 2014. The Audit Committee also discussed with Grant Thornton, the matters required to be discussed by Auditing Standard No. 16, (Communications with Audit Committee) as adopted by Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton such independent auditors’ independence. The Audit Committee has also considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

George G. Goodrich, Chairman
Cloyd J. Abruzzo
Jean A. Brunol
Michael S. Hanley

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.

For the fiscal years ended October 31, 2014 and 2013, 100% of the services described in "Audit Fees," "Audit-Related Fees" and "Tax Fees" were approved by the Audit Committee in accordance with the Company’s formal policy on auditor independence.

Principal Accountant Fees and Services

Audit Fees

Fees paid or to be paid in fiscal 2014 and fiscal 2015 pertaining to fiscal 2014 to Grant Thornton for the audit of the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the condensed consolidated financial statements included in the Company’s Forms 10-Q were $966,186 for the 2014 fiscal year and $482,115 for the 2013 fiscal year, which were paid in fiscal 2014 and fiscal 2013.

Audit-Related Fees

Fees paid to Grant Thornton associated with audit-related services, primarily for due diligence work related to the recent Company acquisitions, were $191,310 and $191,553 for the fiscal years ended October 31, 2014 and 2013, respectively.

Tax Fees

Fees paid to Grant Thornton associated with tax compliance and tax consultation were $674,978 and $80,808 for the fiscal years ended October 31, 2014 and 2013, respectively.

All Other Fees

Other than listed above, there were no other fees paid to Grant Thornton for products or services for fiscal 2014.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Except as otherwise noted, the following table sets forth certain information as of December 31, 2014 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five-percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and includes options held by such entities and individuals that were exercisable on December 31, 2014 or within 60 days thereafter. As of December 31, 2014, the Company had 17,214,284 shares of Common Stock outstanding.

Names And Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Shares of Common Stock Beneficially Owned (%)
CERTAIN BENEFICIAL OWNERS:
MTD Holdings Inc (1)	8,405,266	48.8%
5965 Grafton Road
Valley City, Ohio 44280
Dimensional Fund Advisors, Inc. (2)	1,338,921	7.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
T. Rowe Price Associates, Inc. (3)	1,500,290	8.7%
100 E. Pratt Street
Baltimore, Maryland 21202
DIRECTORS AND EXECUTIVE OFFICERS:
Cloyd J. Abruzzo (4)	18,000	*
Jean A. Brunol	—	*
Thomas M. Dugan (5)	41,775	*
George G. Goodrich	3,000	*
Michael S. Hanley	—	*
Ramzi Y. Hermiz (6)	80,257	*
David J. Hessler (7)	80,235	*
David Jaeger	5,000	*
Dieter Kaesgen (8)	8,452,266	49.1%
Robert J. King, Jr.	1,500	*
Eric McAlexander	5,000	*
Curtis E. Moll (9)	8,589,391	49.9%
All Directors and executive officers as a group (13 persons) (10)	8,863,658	51.5%
______________________________

*	Less than one percent

(1)
Information reported is based on a Schedule 13D/A as filed with the Securities and Exchange Commission on January 29, 2013. MTD Holdings owns 100% of the capital stock of MTD Products. Includes 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. MTD Holdings had sole voting power over 7,300,866 shares of Common Stock and sole dispositive power over 7,300,866 shares of Common Stock.

(2)
Information reported is based on a Schedule 13G/A as filed with the Securities and Exchange Commission on February 10, 2014. Dimensional Fund Advisors L.P. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds"). In its role as investment advisor and investment manager, Dimensional had sole voting power over 1,299,324 shares of Common Stock and sole dispositive power over 1,338,921 shares of Common Stock as of December 31, 2013. The Funds own all securities reported and Dimensional disclaims beneficial ownership of such securities.

(3)
Information based on Schedule 13G/A as filed with the Securities and Exchange Commission on February 10, 2014. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and for sole power to vote securities. In its role as investment advisor, Price Associates, Inc., had sole voting power over 1,493,590 shares of Common Stock and sole dispositive power over 1,500,290 shares of Common Stock as of December 31, 2013. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	These 18,000 shares of Common Stock are held by KKM Investments LLC, a limited liability company of which Mr. Abruzzo is a partner.

(5)
Includes 16,666 shares of Common Stock subject to stock options granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2014. In addition, includes 5,000 shares of restricted Common Stock granted on December 19, 2013 pursuant to the terms of the Amended and Restated 1993 Key Employee Stock Incentive Plan.

(6)	Includes 80,257 shares of restricted Common Stock granted pursuant to the terms of the Amended and Restated 1993 Key Employee Stock Incentive Plan.

(7)
Includes 1,000 shares of Common Stock owned by Mr. Hessler’s spouse and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization in which Mr. Hessler shares voting and investment power over all the foundation’s assets. Mr. Hessler disclaims beneficial ownership of these 21,000 shares of Common Stock.

(8)
Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Kaesgen is a director and president of MTD Holdings and a director of MTD Products. Mr. Kaesgen’s address is c/o MTD Holdings Inc, 5965 Grafton Road, Valley City, Ohio 44280. Includes 40,000 shares of Common Stock held under the Dietrich Kaesgen Declaration of Trust U/A/D/ 5/7/2007 of which Mr. Kaesgen is the trustee.

(9)
Includes 7,300,866 shares of Common Stock which are owned of record by MTD Holdings and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Moll is Chairman of the Board and Chief Executive Officer of MTD Holdings and is director of MTD Products. Also includes 1,104 shares of Common Stock held by Mr. Moll’s spouse, 4,146 shares held by Mr. Moll’s children and 20,000 shares of Common Stock held by the Jochum Moll Foundation, a charitable organization, in which Mr. Moll shares voting and investment power over all the foundation’s assets. Mr. Moll’s address is c/o MTD Holdings, Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(10)
Includes 30,166 shares of Common Stock subject to stock options granted under the Company’s Amended and Restated 1993 Key Employee Stock Incentive Plan, which are exercisable within 60 days of December 31, 2014. In addition, includes 18,000 shares of restricted Common Stock granted on December 19, 2013 pursuant to the terms of the Amended and Restated 1993 Key Employee Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company during or with respect to fiscal 2014 by persons who were, at any time during fiscal 2014, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all Section 16(a) filing requirements for reporting persons were met, except the late filing of a Form 3 filed by Michael S. Hanley on September 22, 2014 reporting his initial statement of beneficial ownership of securities of which he has no holdings.

Certain Relationships and Related Transactions

The law firm of Wegman, Hessler & Vanderburg, of which Mr. Hessler is a Senior Partner, provided services on an on-going basis to the Company. In fiscal 2014 services provided amounted to $672,061 and in fiscal 2013, services provided amounted to $504,777. Mr. Hessler is the Secretary and a Director of the Company. Although Mr. Hessler is Secretary of the Company, he receives no compensation for holding such position.

Mr. Moll is the Chairman of the Board and Chief Executive Officer of MTD Holdings and director of MTD Products; Mr. Kaesgen is a director and president of MTD Holdings and a director of MTD Products; Mr Hessler is the Secretary of MTD Holdings; and Mr. King is a director of MTD Holdings. Mr. Moll and Mr. Kaesgen are cousins.

In fiscal 2014 and 2013, the Company had sales to MTD Products and its affiliates in the aggregate amount of approximately $6.8 million and $7.6 million, respectively.

Summary Compensation Table

The table below provides information relating to compensation for fiscal 2014 and 2013 for the Company’s Chief Executive Officer, and two executive officers of the Company. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Ramzi Y. Hermiz,	2014	$700,000	n/a	n/a	$539,700	n/a	$27,838	$1,267,538
President and Chief Executive Officer	2013	$700,000	n/a	$817,000	$733,500	n/a	$24,554	$2,275,054

Thomas M. Dugan	2014	$207,308	n/a	103,200	$94,600	n/a	$22,600	$427,708
Vice President of Finance and Treasurer	2013	$175,385	n/a	n/a	$122,600	n/a	$14,888	$312,873

David W. Jaeger
Vice President of Sales and Business Development	2014	$246,154	n/a	103,200	$96,400	n/a	$19,917	$465,671
Vice President of Die Cast	2013	$44,351	n/a	n/a	n/a	n/a	$1,774	$46,125
______________________________

(1)
Mr. Hermiz was granted a number of shares of restricted stock with a value equal to $700,000 in connection with the commencement of his employment. The restricted stock vests in four equal annual installments of 25% each year on his anniversary date. In addition, Mr. Hermiz was granted a number of shares of restricted stock with a value equal to $117,000, which vest on the first anniversary of his start date. Mr. Dugan and Mr. Jaeger were both granted a number of shares of restricted stock with a value of $103,200 each. The restricted stock vests in four equal annual installments of 25% each year on the date of award, December 19. There were no other stock awards outstanding or forfeitures of stock awards in fiscal 2014 or fiscal 2013 by the Named Executive Officers.

(2)
Each of the awards described for fiscal 2014 were earned in fiscal 2014 and paid to the Named Executive Officer in the first quarter of fiscal 2015. Each of the awards described for fiscal 2013 were earned in fiscal 2013 and paid to the Named Executive Officer in the first quarter of fiscal 2014.

(3)
The amounts shown in the "All Other Compensation" column are attributable to the following: Mr. Hermiz and Mr. Dugan each received $8,400 in fiscal 2014 and 2013 for an auto allowance. Mr. Jaeger received $8,400 in fiscal 2014 and $0 for fiscal 2013. In addition, included are the Company’s contributions to the Company’s defined contribution plan on behalf of each named executive officer. Mr. Hermiz received a contribution of $18,846 for fiscal 2014 and $16,154 in fiscal 2013. Mr. Dugan received a contribution of $13,473 in fiscal 2014 and $5,788 in fiscal 2013 and Mr. Jaeger received a contribution of $11,517 in fiscal 2014 and $1,774 in fiscal 2013. Also included are the Company's contributions to the Company's high deductible medical insurance plan. Mr. Hermiz received a contribution of $592 for fiscal 2014 and did not participate in the plan for fiscal 2013. Mr. Dugan received a contribution of $727 to his high deductible medical insurance plan for fiscal 2014 and $700 for fiscal 2013. Mr. Jaeger did not participate in that plan for either year.

 Narrative Disclosure to Summary Compensation Table

Overview

The following should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing in this proxy statement. The tables and related disclosures contain specific information about the compensation earned or paid during the fiscal years ended October 31, 2014 and 2013 to the following individuals, who are referred to as the Named Executive Officers: Ramzi Y. Hermiz, President and Chief Executive Officer, Thomas M. Dugan, Vice President of Finance and Treasurer, and David W. Jaeger, Vice President of Sales and Business Development.

The compensation and benefits payable to the Company’s Directors and executive officers are established by the Compensation Committee of the Company’s Board of Directors (the "Committee"). For the fiscal year ended October 31, 2014, the Committee consisted of four members, Cloyd J. Abruzzo (Chairman), Jean A. Brunol, George G. Goodrich, Michael S. Hanley, after August 21, 2014 and John J. Tanis, prior to August 21, 2014, each of whom was an independent director within the meaning of the listing standards of the Nasdaq Stock Market, a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (The "Internal Revenue Code").

The Committee held two meetings during fiscal 2014. Agendas for the meetings were established by the Chairman of the Committee. The Committee occasionally invites members of senior management to provide relevant data and information, individual performance assessment and compensation recommendations. In addition, the Committee regularly meets in executive session without management. Because the Committee is satisfied with its experience in the Company’s industry and has reviewed publicly available information regarding the compensation of executives of similar companies in the industry, the Committee has not engaged a compensation consultant.

Compensation Setting Process and Objectives

Usually on an annual basis near the end of each fiscal year, the Committee reviews and establishes the compensation program for the subsequent year for the Named Executive Officers, including the CEO, based on the Company’s performance, individual performance and experience and market conditions and comparisons to the Company's competitors. In determining the mix and amount of executive compensation, the Committee reviews all components of executive compensation, including base salary, short-term incentives, long-term incentives, deferred compensation and perquisites, each of which is a common component of executive compensation at companies with which the Company competes. In addition, the CEO establishes compensation for the senior management team and reviews with the Compensation Committee.

Elements of Compensation

The elements of the Company’s executive compensation program consist of base salary, short-term incentives (cash bonuses), long-term incentives (restricted stock and stock options), deferred compensation (cash balance retirement plan and profit sharing retirement plan) and other perquisites and personal benefits.

Base Salary. Base salaries serve as a primary means of compensation for the Named Executive Officers and are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being over-dependent on cash bonuses in a cyclical industry.

Mr. Hermiz was appointed as President and Chief Executive Officer effective September 4, 2012 with an annual salary of $700,000.

Mr. Dugan served as Vice President of Finance and Treasurer with an annual salary of $185,000 at the beginning of fiscal 2014. On December 23, 2014, Mr. Dugan's annual compensation was reviewed and adjusted, raising his salary to $210,000. On June 9, 2014, Mr. Dugan was awarded a merit increase raising his salary to $215,000.

Mr. Jaeger was appointed Vice President of Sales and Business Development on October 7, 2013 with an annual salary of $225,000. On December 23, 2013, Mr. Jaeger's annual compensation was reviewed and adjusted, raising his salary to $250,000.

As a result, the base salary earned by each Named Executive Officer at the end of fiscal year 2014 was:

Named Executive Officer	2014 Base Salary Earned
Ramzi Y. Hermiz	$700,000
Thomas M. Dugan	$215,000
David W. Jaeger	$250,000
_______________________________

Short-Term Incentives. The Company maintained the Shiloh Industries, Inc. Management Incentive Plan (the "Plan") during fiscal 2014 to provide its eligible employees with annual cash incentives for superior performance. The Plan, which was reapproved by the stockholders of the Company at the 2014 Annual Meeting, is administered by the Compensation Committee and entitles eligible employees to be paid a cash bonus based upon the attainment of certain performance criteria established annually by the Compensation Committee.

For fiscal 2014, the Compensation Committee established performance goals based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA" - 75% weighting) as well as return on capital ("ROIC" - 25% weighting), entitling the participant to be paid a bonus based upon varying percentages of their respective base salaries and the level of achievement of EBITDA and ROIC in relation to the targets established by the Compensation Committee. The Committee established the target bonus payout for Mr. Hermiz at 100% of his base salary, for Mr. Dugan at 60% and Mr. Jaeger at 50% of their respective salaries.

Generally, for each percent that the Company's EBITDA and ROIC exceeded the EBITDA target of $81.5 million and the ROIC target of 16.9% for fiscal 2014, the participant's bonus would be increased by an incremental percentage above the target bonus. If the Company's EBITDA and ROIC was more than the target, the bonus payout could increase up to a maximum 200%. For each percentage the Company's EBITDA and ROIC are less than the targets, the participant's bonus would be reduced by an incremental percentage. If the Company's EBIDTA and ROIC was less than 80% of the target, no bonus would be earned. Collectively, the actual bonus percentage realized by each participant may be increased or decreased based upon the Committee's and the President and Chief Executive Officer's evaluation of each participant's personal performance goals and metrics.

For fiscal 2014, the Company attained 83.5% of the established EBITDA performance of $81.5 million and attained 100.4% of the established ROIC performance of 16.9%, for a weighted attainment of 87.8%. The actual bonus percent realized was 76.5%. The aggregate cash bonuses awarded to the Named Executive Officers under the Plan was $730,700. The awards earned under the Plan in fiscal 2014 were paid to the participants in the first quarter of fiscal 2015 and are reflected in the Summary Compensation Table.

Long-Term Incentives. Long-term incentives consisting of restricted stock and stock options are intended to motivate eligible employees to make and execute plans that improve stockholder value over the long-term. The Committee believes that equity-based awards align eligible employees' interests with those of shareholders by reinforcing the risk of ownership and the importance of providing competitive long-term, total returns to shareholders. Such awards are granted under the Amended and Restated 1993 Key Employee Stock Incentive Plan, and awards are generally based on the recipient’s position within the Company and other personal performance factors. The Committee generally grants long-term incentives annually. After the end of the fiscal year, the Committee assesses the financial performance of the Company, reviews the performance evaluations of each eligible employee, and considers the Chief Executive Officer's recommendations for long-term incentives and grants the appropriate awards.

    On December 19, 2013, Messrs. Dugan and Jaeger each received 5,000 shares of restricted stock.

Deferred Compensation. In addition to a 401(k) plan, the Company provides a profit sharing retirement plan, which is available to the Named Executive Officers of the Company on the same basis as all other eligible employees of the Company. The plan is designed to provide participants with a means by which to save for retirement. The plan is a qualified plan to which the Company has made profit sharing and matching contributions on behalf of the plans’ participants. Until October 31, 2006, the Company provided a cash balance retirement plan. The Company froze contributions to the cash balance retirement plan. As a result, the cash balance retirement plan ceased to accrue current service costs effective January 31, 2007. Benefit obligations that were earned through January 31, 2007 by participants remained and will continue to accrue interest and vest in accordance with the plan’s vesting requirements, with 100% vesting achieved after five years of service. Of the Named Executive Officers, only Mr. Dugan is entitled to benefits under this plan. Under the cash balance retirement plan’s benefit formula, the estimated benefit payable upon retirement at age 65 as of October 31, 2014 for Mr. Dugan was $71,174.

Auto Allowance and Other Perquisites. In fiscal years 2014 and 2013, the Company provided each Named Executive Officer with an automobile allowance of $8,400. Mr. Hermiz and Mr. Dugan also received the allowance in 2013. In addition, both Mr. Hermiz and Mr. Dugan were provided with employer contributions to the high deductible medical insurance plan. The Company contributed $592 in fiscal year 2014 to Mr. Hermiz's high deductible medical insurance plan. Mr. Hermiz did not participate in the plan for fiscal year 2013. The Company contributed $727 and $700, respectively, for fiscal years 2014 and 2013 to Mr. Dugan's high deductible medical insurance plan. Mr. Jaeger did not participate in the plan.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the deduction as a business expense of compensation in excess of $1 million paid to certain "covered employees" of a publicly held corporation (generally, the Company’s Chief Executive Officer and the next three most highly compensated executive officers, other than the Company's Chief Financial Officer, in the year that the compensation is paid). Compensation that is "performance-based compensation" is exempt from the limitation if certain procedural requirements are satisfied. The Company’s Bonus Plan is designed so that compensation paid under it qualifies as performance-based compensation within the meaning of Section 162(m).

Employment Agreement and Change in Control Agreements

Employment Agreement

None of the Named Executive Officers other than Mr. Hermiz has an employment agreement. Under Mr. Hermiz's employment agreement, Mr. Hermiz will be paid an initial salary of $700,000 per year and will be eligible to participate in the Company's management bonus plan, with an initial target annual bonus opportunity equal to 100% of his base salary. The bonus is based on the attainment of certain performance criteria mutually developed annually by the Compensation Committee and management. Mr. Hermiz also will be eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time. Mr. Hermiz's base salary and target annual bonus opportunity are subject to annual review and adjustment by the Compensation Committee, and may be increased but not decreased at that time.

Mr. Hermiz is eligible to receive future equity grants under the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (or any successor plan thereto) as determined by the Compensation Committee. The initial target annual equity grant opportunity is equal to 100% of his base salary. The actual grant, if any, for any given year will be based upon the attainment of certain performance criteria established annually by the Compensation Committee. The target annual equity opportunity is subject to annual review and adjustment by the Compensation Committee.

If the Company separates Mr. Hermiz from service (other than for cause), Mr. Hermiz causes a separation from service for good reason or Mr. Hermiz dies or suffers a disability, then the Company must pay Mr. Hermiz a cash severance payment equal to the sum of his annual then-current base salary, any earned but unpaid bonus payment for the previous year, and his target bonus opportunity under the management incentive plan for the year during which the separation from service occurs. The severance payment is conditioned on execution of a release of any claims Mr. Hermiz may have against the Company and its subsidiaries. Pursuant to the Agreement, Mr. Hermiz will not receive the severance payment if he is entitled to compensation and benefits under the Change in Control Agreement described below.

Change in Control Agreements

The Company has entered into Change in Control Agreements with Mr. Hermiz and Mr. Dugan. Under each agreement, certain benefits are payable by the Company to the Named Executive Officer if any of the following occur: (a) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the outstanding voting securities of the Company, (b) a change in the composition of the Board of Directors results in a majority of the Directors that are not incumbent directors, (c) with certain limited exceptions, a merger or other such reorganization of the Company is consummated, or (d) the Company is completely liquidated or dissolved.

Upon a change of control, or if the Company terminates the Officer not more than 180 days prior to a change in control, the Company must pay such officer. If such executive is Mr. Hermiz, the amount would be equal to two times the sum of his effective annual salary and bonus. If such executive is Mr. Dugan, the amount would be equal to one and a half times the sum of his effective annual salary and bonus. In addition, the Company will provide continued health coverage for the officer at a level at least as high as that enjoyed by the officer prior to the change in control or, if the officer’s employment is terminated within 18 months after a change in control, the Company will reimburse him for the full cost of any group health continuation coverage that the Company would otherwise be required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 until the earlier of the date (a) the officer becomes covered by comparable health coverage offered by another employer, or (b) 18 months after the date he receives his payment from the change in control. In addition, beginning on the first day of the month after the expiration of Mr. Hermiz's COBRA continuation coverage period and provided that Mr. Hermiz has not obtained comparable health care coverage offered by another employer, the Company will make a monthly payment to Mr. Hermiz in the amount of the monthly COBRA coverage premium in effect under the Company's group health plan on the date the COBRA continuation coverage period began until the earlier of the date that:

i.Mr. Hermiz becomes covered by comparable health care coverage offered by another employer, or

ii.is 24 months after the date of termination of Mr. Hermiz's employment.

To the extent a payment is made to Mr. Hermiz or Mr. Dugan under his Change in Control Agreement and would be subject to excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code, then the Company will pay Mr. Hermiz or Mr. Dugan the greater of (i) the change in control payment less the applicable excise taxes and (ii) the change in control payment reduced by an amount necessary so there are no excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code.

Had a change of control occurred on October 31, 2014, the last day of fiscal 2014, the following aggregate consideration would have been due to the Named Executive Officers currently employed by the Company: Mr. Hermiz, $2,818,351; and Mr. Dugan, $534,351. The preceding amounts are composed of the change of control payment, the value of continued healthcare benefits and excise tax gross-up or reduction. The amount of the change of control payment, the value of continued healthcare benefits and excise tax gross-up or reduction, respectively, for each currently employed Named Executive Officer is as follows:

Named Executive Officer	Change of Control Payment	Value of Continued Healthcare Benefits	Excise Tax Gross-up or Reduction	Total Change of Control Aggregate Consideration
Ramzi Y. Hermiz	$2,800,000	$18,351	$—	$2,818,351
Thomas M. Dugan	$516,000	$18,351	$—	$534,351

The change of control payment and the gross-up or reduction would be paid in a lump sum.

Outstanding Equity Awards at Fiscal Year End for Fiscal Year 2014

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options – Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (1)	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested
Ramzi Y. Hermiz	n/a	n/a	n/a	n/a	n/a	34,371	$349,897	n/a	n/a
Thomas M. Dugan	2,000	n/a	n/a	$13.06	10/28/2015	n/a	n/a	n/a	n/a
Thomas M. Dugan	8,000	n/a	n/a	$14.74	2/14/2017	n/a	n/a	n/a	n/a
Thomas M. Dugan	1,666	n/a	n/a	$5.30	8/13/2019	n/a	n/a	n/a	n/a
Thomas M. Dugan	5,000	n/a	n/a	$12.04	12/10/2020	5,000	$77,400	n/a	n/a
David W. Jaeger	n/a	n/a	n/a	n/a	n/a	5,000	$77,400	n/a	n/a
____________

(1)
The restricted stock shown above that is not vested at October 31, 2014 was granted to Mr. Hermiz on September 4, 2012 in connection with his appointment as President and CEO. The restricted stock was offered in two separate grants: 11,494 shares of restricted stock vested on September 4, 2013 and 68,763 shares of restricted stock vest in four equal installments on September 4, 2013, 2014, 2015 and 2016, respectively. The restricted stock shown above that is not vested at October 31, 2014 was granted to Mr. Dugan. and Mr. Jaeger on December 19, 2013. The restricted stock vest in four equal installments on December 19, 2014, 2015, 2016 and 2017, respectively.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2016 Annual Meeting

A stockholder who wishes to have a proposal included in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders must submit the proposal in writing Shiloh Industries, Inc., 880 Steel Drive, Valley City, Ohio 44280, Attn: Thomas Dugan, by certified mail, return receipt requested, for receipt no later than October 9, 2015, pursuant to Rule 14a-8(e) under the Securities Exchange Act of 1934 (the "Exchange Act").

A stockholder who wishes to present a proposal at the 2016 Annual Meeting without having it appear in the Company’s proxy statement must submit the proposal in writing to the Company no later than December 23, 2015. Otherwise, the Company’s proxy for the 2016 Annual Meeting may exercise discretionary authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.

Request for Proxy Materials

The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person on or before March 8, 2015, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2014, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for additional copies of such Annual Report on Form 10-K should be emailed to investor@shiloh.com or visit the Shiloh website at shiloh.com.

Householding

The SEC's rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one Notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice and, if applicable, proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. ("Broadridge") by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Other Matters

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company did not receive notice by December 26, 2014 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ David J. Hessler
DAVID J. HESSLER
Secretary

February 6, 2015

YOUR VOTE IS IMPORTANT

It is important that proxies be submitted promptly in order to ensure your representation at the Annual Meeting. You may submit your proxy via the Internet or, if you request and receive a paper proxy card, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the section entitled "Voting via the Internet or by Mail" on page 2 for a description of voting methods. If your shares are held by a bank, brokerage firm or other nominee that holds shares on your behalf and you have not given that nominee instructions to do so, your nominee will NOT be able to vote your shares at the annual meeting. We strongly encourage you to vote.

PROXY	PROXY

SHILOH INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL STOCKHOLDERS MEETING ON MARCH 18, 2015,

The undersigned hereby constitutes and appoints Curtis E. Moll and David J. Hessler, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Shiloh Industries, Inc. to be held at the MTD Products Inc Lodge, 6029 Grafton Road, Valley City, Ohio, 44280 on Wednesday, March 18, 2015, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

YOUR VOTE IS IMPORTANT.

SEE REVERSE SIDE	(change of address)

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

FOLD AND DETACH HERE

SHILOH INDUSTRIES, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors—	For All	Withhold All	For All Except
Nominees:	☐	☐
Jean A. Brunol			☐
Michael S. Hanley			☐
David J. Hessler			☐

To attend meeting, mark the box.			☐
To change your address, mark the box.			☐

Dated:

Signature(s)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE.